Exhibit 99.1
News Release

Contact: Chris Ripley, Chief Financial Officer
Lucy Rutishauser, SVP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

•	REPORTS $0.48 DILUTED EARNINGS PER SHARE

•	DECLARES $0.165 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (August 5, 2015) -- Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three and six months ended June 30, 2015.

“For second quarter, we exceeded our guidance in all key financial metrics, due in part to higher retransmission consent fees and favorable cost outlays,” commented David Smith, President and CEO of Sinclair. “We continue to make significant progress with regard to content initiatives and distribution rights, particularly in the areas of sports and first-run programming. We completed our renewals with the CBS and CW networks, securing five-year agreements that represent fair value to us both. Lastly and with another month remaining in the regional Emmy and Associated Press awards season, we are proud to announce that our television station news organizations have received more than 200 awards, a reflection of our commitment to and outstanding reporting we are doing as the largest producer of local news in the country.”

Three Months Ended June 30, 2015 Financial Results:

•	Total revenues increased 21.8% to $554.2 million, versus $455.1 million in the prior year period.

•	Operating income was $114.3 million, an increase of 11.0%, versus operating income of $103.0 million in the prior year period.

•	Net income attributable to the Company was $45.8 million, versus net income of $41.3 million in the prior year period.

•	Diluted earnings per common share were $0.48 as compared to $0.42 in the prior year period.

Six Months Ended June 30, 2015 Financial Results:

•	Total revenues increased 22.0% to $1,058.9 million, versus $867.8 million in the prior year period.

•	Operating income was $198.9 million, an increase of 8.1%, versus operating income of $184.0 million in the prior year period.

•	Net income attributable to the Company was $70.1 million, versus net income of $68.5 million in the prior year period.

•	Diluted earnings per common share were $0.73 as compared to $0.69 in the prior year period.

Three Months Ended June 30, 2015 Operating Highlights:

•	Net broadcast revenues, before barter, increased 24.3% to $502.3 million versus $404.2 million in the second quarter of 2014.

•	Political revenues were $4.0 million versus $11.6 million in the second quarter of 2014.

•
Revenues from our digital offerings increased 32.0% in the second quarter. Our web and mobile platforms had over 44 million unique visitors and over eight million social media fans and followers, on average, during the second quarter.

Recent Corporate Developments:

Content and Distribution Opportunities:

•	During the second quarter, the Company renewed multi-year retransmission consent agreements with COX Communications and Suddenlink covering over 4.1 million subscribers.

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In May, the Company signed a 26-week national broadcast deal with Destination America, part of Discovery Communications, to air Ring of Honor programming, the Company’s professional wrestling promotion.

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In May, the Company’s American Sports Network (“ASN”) entered into an agreement with Minor League Baseball to televise weekly games pursuant to a new series, “Minor League Baseball Sunday Showcase,” and to televise two All-Star games.

•	In June, ASN announced an agreement with AMA Pro Racing to offer syndicated network television coverage in select markets for eight AMA Pro Flat Track events during the summer of 2015.

•	In July, ASN announced an agreement with Millennium Dancesport Championships to televise “The Dancesport League on ASN.”

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In June, the Company formed a joint venture with Michael Eisner’s Tornante Company, Tornante-Sinclair LLC, to create, develop, produce and distribute first-run syndicated talk, game, court and comedy shows.

•	In June, the Company and Metro-Goldwyn-Mayer (“MGM”) partnered on the first-ever science fiction multi-channel network, “Comet TV.”

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In July, the Company renewed affiliation agreements with the CBS Network covering 16 markets. The new agreements are for five years, beginning in 2015 and 2016 when the current affiliation agreements expire.

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In July, the Company renewed affiliation agreements with the CW Network for 23 owned and/or operated markets. At the same time, the CW renewed affiliation agreements with another nine markets for which Sinclair provides sales and other services. The new agreements are for five years, beginning August 2016 when the current affiliation agreements expire.

News Expansions:

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In July, the Company announced the October 4, 2015 launch of “Full Measure with Sharyl Attkisson,” a Sunday morning national news program that will air on Sinclair’s affiliates nationwide and be available for streaming on their websites. The 30-minute program, based in Washington, D.C., will focus on investigative journalism and target accountability in the public and private sectors.

Digital Investments:

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In May, the Company partnered with Chideo, a charity network, to connect Sinclair’s broadcast and digital audiences with Chideo’s inspirational and entertainment content to benefit leading charities through much-needed public awareness.

•	In June, the Company invested in ExtendTV (rebranded as Zypmedia), the leading local digital program and repurposing media-buying platform.

Spectrum Opportunities:

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In May, the Company’s subsidiary, ONE Media, along with Samsung, had its “System Discovery and Signaling” technology (bootstrap) approved for Candidate Standard (A/321 Part 1). The technical specification is critical to a robust Next Generation Broadcast Platform that provides for mobility of the broadcast signal.

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In June, the Company announced a Memorandum of Understanding with Samsung Electronics America, Inc. (“Samsung”) and Pearl TV, a partnership of nine major TV broadcast companies, to work collaboratively to support the development and implementation of the new Advanced Television Systems Committee (“ATSC”) 3.0 standard, representing a significant step forward to speed the implementation of 4K Ultra High Definition TV and mobility. The agreement brings together the world’s leader in home entertainment (Samsung) alongside major American broadcasters that together reach tens of millions of Americans.

Balance Sheet and Cash Flow Highlights:

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Debt on the balance sheet, net of $64.6 million in cash and cash equivalents, was $3,825.1 million at June 30, 2015 versus net debt of $3,812.9 million at March 31, 2015. Pursuant to a change in Generally Accepted Accounting Principles, $42.4 million and $40.3 million of debt issuance costs were reclassified from other assets to a deduction in the carrying amount of the related debt liability, at June 30, 2015 and March 31, 2015, respectively.

•	As of June 30, 2015, 69.6 million class A common shares and 25.9 million class B common shares were outstanding, for a total of 95.5 million common shares outstanding.

•	In June 2015, the Company paid a $0.165 per share quarterly cash dividend to its shareholders.

•	Capital expenditures in the second quarter of 2015 were $23.4 million.

•	Program contract payments were $28.1 million in the second quarter of 2015.

Notes:

Presentation of financial information for the prior year has been reclassified to conform to the presentation of generally accepted accounting principles for the current year.

Outlook:

The following acquisitions closed during 2014 and, therefore, the results of these acquired stations were not included in the corresponding 2014 periods, pre-acquisition: the Allbritton stations (August 1, 2014), the Macon station (September 1, 2014), the New Age stations (November 1, 2014), KSNV in Las Vegas (November 1, 2014), and the Media General station swaps (December 19, 2014).  The results of the divested stations associated with these acquisitions are not included in the corresponding 2015 periods.

“On a political advertising excluded basis, we believe our third quarter core advertising revenues will finish slightly better than our second quarter results,” commented David Amy, Executive Vice President and Chief Operating Officer. “For the fourth quarter, we expect to benefit from additional retransmission consent agreement renewals, increased digital advertising revenues from the staged launch of our content management system, and an improvement in FOX prime-time programming.”

The Company currently expects to achieve the following results for the three months ending September 30, 2015 and year ending December 31, 2015:

Third Quarter 2015

•	Net broadcast revenues, before barter, are expected to be approximately $483.3 million to $486.5 million, up 7.9% to 8.6% year-over-year. Embedded in these anticipated results are:

•	$7.2 million in political revenues as compared to $33.8 million in the third quarter of 2014.

•	Barter and trade revenue are expected to be approximately $28.0 million in third quarter 2015.

•	Barter expense is expected to be approximately $24.0 million. $4.0 million of trade expense is included in television expenses (defined below).

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Station production expenses and station selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense, are expected to be approximately $293.8 million, including $1.7 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $32.2 million.

•	Program contract payments are expected to be approximately $26.9 million.

•	Corporate overhead is expected to be approximately $13.5 million, including $1.1 million of stock-based compensation expense.

•	Research and development costs related to ONE Media (previously reported in corporate overhead) are expected to be $5.9 million.

•	Other operating division revenues less other operating division expenses are expected to generate $4.4 million of operating cash flow, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $25.2 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $39.9 million.

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Net interest expense is expected to be approximately $48.4 million ($46.0 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•	Cash taxes paid are expected to be approximately $35.6 million, based on the assumptions discussed in this “Outlook” section. The Company’s effective tax rate is expected to be approximately 35.2%.

•	Capital expenditures are expected to be approximately $22.8 million.

Full Year 2015

•	Barter and trade revenue is expected to be approximately $114.6 million.

•	Barter expense is expected to be approximately $99.1 million. $15.5 million of trade expense is included in television expenses.

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Station production expenses and station selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense, are expected to be approximately $1,153.4 million, including $6.7 million of stock-based compensation expense. Included in this amount are approximately $23.0 million of costs related to future return-generating initiatives consisting of ASN, the digital content management system and news expansions.

•	Program contract amortization expense is expected to be approximately $124.6 million.

•	Program contract payments are expected to be approximately $108.8 million.

•	Corporate overhead is expected to be approximately $57.0 million, including $10.4 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $15.3 million.

•	Other operating division revenues less other operating division expenses are expected to generate $20.0 million of operating cash flow, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $99.9 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $159.2 million.

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Net interest expense is expected to be approximately $191.2 million (approximately $181.8 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•	The Company’s effective tax rate is expected to be approximately 35.5%.

•	Capital expenditures are expected to be $90.0 million, which assumes investments in HD news, building consolidation projects, and ASN capital requirements.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its second quarter 2015 results on Wednesday, August 5, 2015, at 9:30 a.m. ET. After the call, an audio replay will be available at www.sbgi.net under "Investors/Earnings Webcast." The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is the largest and one of the most diversified television broadcasting companies in the country with 163 television stations it owns, operates and/or provides services to in 79 markets broadcasting 379 channels and affiliations with all the major networks. Sinclair is the leading local news provider in the country, as well as a producer of sports content. Sinclair’s broadcast content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, our ability to integrate acquired businesses and maximize operating synergies, our ability to obtain necessary governmental approvals and financing for announced acquisitions, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market’s acceptance of new programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:
Station broadcast revenues, net of agency commissions	$502,338	$404,151	$966,501	$778,032
Revenues realized from station barter arrangements	30,373	33,336	51,332	57,361
Other operating divisions revenues	21,456	17,649	41,109	32,391
Total revenues	554,167	455,136	1,058,942	867,784
OPERATING EXPENSES:
Station production expenses	181,088	134,303	352,103	261,342
Station selling, general and administrative expenses	102,801	82,595	204,688	164,520
Expenses recognized from station barter arrangements	26,381	29,528	43,793	51,005
Amortization of program contract costs and net realizable value adjustments	29,782	23,574	60,173	47,515
Other operating divisions expenses	16,666	14,453	32,489	26,778
Depreciation of property and equipment	25,273	25,252	50,462	49,630
Corporate general and administrative expenses	14,154	15,820	30,170	31,655
Amortization of definite-lived intangible assets	39,445	24,989	79,425	49,717
Research and development expenses	4,237	1,583	6,752	1,583
Total operating expenses	439,827	352,097	860,055	683,745
Operating income	114,340	103,039	198,887	184,039
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(47,664)	(40,121)	(94,312)	(79,659)
Income from equity and cost method investments	2,007	742	5,153	840
Other income, net	1,050	1,015	1,268	1,932
Total other expense, net	(44,607)	(38,364)	(87,891)	(76,887)
Income before income taxes	69,733	64,675	110,996	107,152
INCOME TAX PROVISION	(23,334)	(23,074)	(39,761)	(37,894)
NET INCOME	46,399	41,601	71,235	69,258
Net income attributable to the noncontrolling interests	(612)	(266)	(1,166)	(765)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$45,787	$41,335	$70,069	$68,493
Dividends declared per share	$0.165	$0.15	$0.33	$0.30
BASIC AND DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$0.48	$0.43	$0.74	$0.70
Diluted earnings per share	$0.48	$0.42	$0.73	$0.69
Weighted average common shares outstanding	95,307	97,174	95,219	97,994
Weighted average common and common equivalent shares outstanding	96,050	97,864	95,911	98,678

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